Amendment to Investment Subadvisory Agreement

This Amendment dated as of April 30, 2016 (this “Amendment”) is to the Investment Subadvisory Agreement dated as of November 1, 2011 (the “Agreement”), by and between ALPS Variable Investment Trust (formerly, Financial Investors Variable Insurance Trust) (the “Trust”), a Delaware statutory trust, Morningstar Investment Management LLC, a Delaware limited liability company, as successor in interest to Ibbotson Associates, Inc. (the “Sub-Adviser”) and ALPS Advisors, Inc. (the “Adviser”), a Colorado corporation and investment adviser registered under the Investment Advisers Act of 1940. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Trust, the Adviser and the Sub-Adviser wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.	Effective the date of this Amendment, all references to “Ibbotson Associates, Inc.” shall be replaced with “Morningstar Investment Management LLC”.

2.	Effective as of the date of this Amendment, Appendix A of the Agreement is replaced in its entirety with the new Appendix A attached hereto and incorporated by reference herein.

3.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

ALPS VARIABLE INVESTMENT TRUST		ALPS ADVISORS, INC.

By:	/s/ Alex J. Marks	By:	/s/ Thomas A. Carter
Name:	Alex J. Marks	Name:	Thomas A. Carter
Title:	Secretary	Title:	President

MORNINGSTAR INVESTMENT MANAGEMENT LLC

By:	/s/ Matthew J. Radgowski
Name:	Matthew J. Radgowski
Title:	Chief Operating Officer

APPENDIX A

Morningstar Aggressive Growth ETF Asset Allocation Portfolio
Morningstar Growth ETF Asset Allocation Portfolio
Morningstar Balanced ETF Asset Allocation Portfolio
Morningstar Income and Growth ETF Asset Allocation Portfolio
Morningstar Conservative ETF Asset Allocation Portfolio